UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

LAPIS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-100979	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

70 Kinderkamack Road, Emerson, New Jersey	07630
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (201) 225-0190

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Amendment of Purchase Agreement

On September 1, 2011, Lapis Technologies, Inc. (the “Company”) entered into a Second Amendment to Note and Warrant Purchase Agreement (the “Amendment”), dated as of August 31, 2011, with UTA Capital LLC, a Delaware limited liability company (“UTA”), pursuant to which the Company and UTA amended the Note and Warrant Purchase Agreement, dated as of July 12, 2011, as amended on August 16, 2011, by and between the Company and UTA (the “Purchase Agreement”).

Pursuant to the Amendment, the Company and UTA amended the Purchase Agreement (as so amended, the “Amended Purchase Agreement”) to, among other things, provide for (i) a 12-month, secured promissory note for the principal amount of $1,500,000 (the “Intermediate Note”) that may be issued to UTA by the Company upon 60 days’ prior notice by UTA or the Company, which notice either UTA or the Company may give to the other party commencing on December 30, 2011 (but no later than the first to occur of June 1, 2012 or the consummation of the second closing contemplated by the Purchase Agreement); (ii) a warrant entitling UTA to purchase from the Company up to a total of 2% of the Company’s outstanding common stock, on a fully-diluted basis, subject to adjustment as described below (the “2% Intermediate Warrant”), that the Company will issue to UTA if a closing with respect to the Intermediate Note takes place (the “Intermediate Closing”); (iii) a warrant entitling UTA to purchase from the Company up to a total of 2% of the Company’s outstanding common stock, on a fully-diluted basis, that the Company will issue to UTA in certain circumstances in the event that the Intermediate Closing does not occur (the “2% Default Intermediate Warrant” and together with the 2% Intermediate Warrant, the “Intermediate Warrant”); and (iv) the amendment of the secured promissory note to be issued at the second closing (the “Second Note”), if any, to provide that the principal amount of the Second Note is to equal $3,000,000 less the aggregate unpaid principal amount outstanding under the Intermediate Note as of the date of the second closing.

The Intermediate Note will bear interest at a rate of 8% per annum and principal will be due to be repaid on the maturity date. The proceeds from the issuance of the Intermediate Note are to be used solely to refinance the existing bank facility provided by First International Bank of Israel and to pay fees and expenses related thereto.

In the event that, as of the six-month anniversary of the date of the Intermediate Closing, the Company has not satisfied and discharged all of its obligations under the Intermediate Note, the percentage of shares underlying the 2% Intermediate Warrant (the “Fixed Percentage”) will be automatically increased from 2% to 4%.  The Fixed Percentage will be increased by an additional 2% on each three-month anniversary thereafter until the expiration date of the 2% Intermediate Warrant if the Company has not satisfied and discharged all of its obligations under the Intermediate Note as of such dates.  The Fixed Percentage will cease to increase following the closing of an acquisition by the Company, directly or indirectly, of the majority of the equity interests in or substantially all of the assets of (x) an acquisition candidate currently being considered by the Company, or, (y) subject to UTA’s prior written consent, another entity.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

Initial Closing of Amended Purchase Agreement

First Note

On September 1, 2011, the initial closing of the transactions contemplated by the Amended Purchase Agreement took place.  In connection therewith, the Company issued to UTA a secured promissory note in the principal amount of $3,000,000 that matures on March 1, 2014 (the “First Note”). The First Note bears interest at a rate of 8% per annum and principal is due to be repaid in three equal principal payments of $1,000,000 on each of September 1, 2012, September 1, 2013 and March 1, 2014. Net proceeds from the sale of the First Note are to be used as working capital for the Company and its subsidiaries.

First Warrant

On September 1, 2011, the Company issued to UTA a warrant (the “First Warrant”) to purchase up to 952,227 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), representing 12% of the Company’s outstanding shares of Common Stock, on a fully diluted basis.  The First Warrant first becomes exercisable on March 1, 2012 and will terminate, to the extent not exercised, on March 1, 2017.

Pledge and Security Agreements

On September 1, 2011, the Company entered into a Pledge and Security Agreement (the “Security Agreement”) under which it pledged, as security in favor of UTA for the obligations of the Company under the First Note, the Intermediate Note (if and when issued), the Second Note (if and when issued) and the Amended Purchase Agreement, all of the shares of capital stock of Enertec Electronics Ltd., an Israeli company and a wholly-owned subsidiary of the Company (“Enertec Electronics”), and granted, as additional security in favor of UTA for the obligations of the Company under the transaction documents, a security interest in and lien on any and all accounts receivable, contracts, chattel paper, equipment and all other assets of the Company.

On September 1, 2011, each of Enertec Electronics and Enertec Management Limited, an Israeli company and a wholly-owned subsidiary of Enertec Electronics, entered into a Pledge and Security Agreement, under which they each guaranteed all of the Company’s obligations under the transaction documents and agreed not to transfer, pledge or encumber any shares of Enertec Management and Enertec Systems 2001 Ltd., an Israeli company and a wholly-owned subsidiary of Enertec Management (“Enertec Systems”), without the prior written consent of UTA unless such transfer, pledge or encumbrance is contemplated by the transaction documents.  Enertec Electronics also granted UTA, as security in favor of UTA for the obligations of the Company under the transaction documents, a security interest in and lien on all of the shares of Enertec Management and Enertec Management granted UTA, as security in favor of UTA for the obligations of the Company under the transaction documents, a security interest in and lien on all of the shares of capital stock of Enertec Systems.

On September 1, 2011, Enertec Systems also entered into a Security Agreement guaranteeing all of the Company’s obligations under the transaction documents and granting UTA, as security in favor of UTA for the obligations of the Company under the transaction documents, a security interest in and lien on all of Enertec Systems’ then owned or thereafter acquired accounts receivable, contracts, chattel paper, equipment and all other assets.

The foregoing summary of the First Note, the First Warrant and the Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the First Note, the First Warrant and the Security Agreement, which are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The First Warrant was issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof and the rules and regulations promulgated thereunder in a transaction not involving a public offering.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description

10.1	Second Amendment to Note and Warrant Purchase Agreement, dated as of August 31, 2011, by and between Lapis Technologies Inc. and UTA Capital LLC.
10.2	Secured Promissory Note Dated September 1, 2011 issued to UTA Capital LLC.
10.3	Common Stock Purchase Warrant Dated September 1, 2011 issued to UTA Capital LLC.
10.4	Company Pledge and Security Agreement, dated as of September 1, 2011, by and between Lapis Technologies Inc. and UTA Capital LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAPIS TECHNOLOGIES, INC.

Dated: September 7, 2011	By:	/s/ David Lucatz
		Name:	David Lucatz
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Note and Warrant Purchase Agreement, dated as of August 31, 2011, by and between Lapis Technologies Inc. and UTA Capital LLC.
10.2	Secured Promissory Note Dated September 1, 2011 issued to UTA Capital LLC.
10.3	Common Stock Purchase Warrant Dated September 1, 2011 issued to UTA Capital LLC.
10.4	Company Pledge and Security Agreement, dated as of September 1, 2011, by and between Lapis Technologies Inc. and UTA Capital LLC.